October 31, 2023

Sonoco Reports Third Quarter 2023 Results

Hartsville, S.C., U.S. - Sonoco Products Company (“Sonoco” or the “Company”) (NYSE: SON), one of the largest sustainable global packaging companies, today reported financial results for its third quarter ended October 1, 2023.
Summary
•Sonoco achieved fully diluted earnings per share of $1.32 and Adjusted earnings per share (diluted) of $1.46
•Generated sequential growth in Sales, Net Income, and Adjusted EBITDA and improved Net Income Margin and Adjusted EBITDA Margin to 7.6% and 16.4%, respectively.
•Continued near record results in the flexible packaging and the rigid paper container businesses in the Consumer Packaging (“Consumer”) and Industrial Paper Packaging (“Industrial”) segments
•Inflationary pricing pressures continue to impact year-over-year demand in the Consumer segment
•Generated $617 million of operating cash flow in the first nine months of 2023 due to strong GAAP Net Income and disciplined working capital management
•Raised full-year Adjusted EPS and Adjusted EBITDA guidance based on improved productivity and cost controls
•Lowered full-year operating cash flow and free cash flow guidance based on lowered operating cash flow and lower capital expenses
•Closed the previously announced acquisitions of the remaining equity interest in RTS Packaging LLC (“RTS Packaging”) and a paper mill in Chattanooga, Tennessee and integration is well underway

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Sonoco Reports Third Quarter 2023 Results - Page 2

Third Quarter 2023 Consolidated Financial Results
(Dollars in millions except per share data)

	Three Months Ended
GAAP Results	October 1, 2023	October 2, 2022	Change

Net sales	$1,710	$1,890	(10)%
Operating profit	$163	$182	(10)%
Net income attributable to Sonoco	$131	$122	7%
EPS (diluted)	$1.32	$1.24	6%

	Three Months Ended
Non-GAAP Results(1)	October 1, 2023	October 2, 2022	Change

Adjusted operating profit	$213	$225	(6)%
Adjusted EBITDA	$280	$288	(3)%
Adjusted net income attributable to Sonoco (“Adjusted Earnings”)	$145	$158	(8)%
Adjusted EPS (diluted)	$1.46	$1.60	(9)%

(1) See the Company’s definitions of non-GAAP financial measures, explanations as to why they are used, and reconciliations to the most directly comparable GAAP financial measures later in this release.

•Net sales decreased to $1.7 billion driven by lower volumes and average selling prices.
•GAAP operating profit decreased to $163 million due to lower overall volume and mix and price/cost, partially offset by higher productivity.
•Achieved net income margin of 7.6% and Adjusted EBITDA margin of 16.4%.
•Effective tax rates on GAAP and Adjusted Earnings were 23.6% and 22.7%, respectively, compared with 23.7% and 23.1%, respectively, from the third quarter of the prior year.
•GAAP net income increased to $131 million for GAAP EPS (diluted) of $1.32.
•Adjusted Earnings decreased to $145 million for Adjusted EPS (diluted) of $1.46.
•Adjusted operating profit and Adjusted EBITDA declined to $213 million and $280 million, respectively, due to lower overall volume and mix and price/cost, partially offset by higher productivity.

“Our third-quarter results benefited from seasonally higher demand as well as better than expected productivity and cost management from our global team,” said Sonoco’s President and CEO, Howard Coker. “Consumer volumes were lower year over year, but were sequentially higher across the segment with the exception of metal aerosol cans, which were below our forecasts on persistent end market demand softness. In the Industrial segment, volumes were generally as expected. We closed the RTS Packaging and Chattanooga mill acquisitions, and integration has progressed to plan. Despite the continued weak macroeconomic backdrop, we achieved strong profit margin and operating cash flow in the quarter.”

Third Quarter 2023 Segment Results
(Dollars in millions except per share data)

Sonoco reports its financial results in two reportable segments: Consumer and Industrial, with all remaining businesses reported as All Other.

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Sonoco Reports Third Quarter 2023 Results - Page 3

	Three Months Ended
Consumer Packaging	October 1, 2023	October 2, 2022	Change

Net sales	$938	$1,031	(9)%
Segment operating profit	$112	$128	(12)%
Segment operating profit margin	12%	12%
Segment Adjusted EBITDA[1]	$144	$157	(9)%
Segment Adjusted EBITDA margin[1]	15%	15%

•Consumer net sales were $938 million as volumes were primarily impacted by inflationary pricing pressures within retail along with unfavorable pricing.
•Consumer results benefited from strong productivity and performance in the flexible packaging, rigid paper and metal packaging businesses, but this was more than offset by lower volumes and broadly negative price/cost.

	Three Months Ended
Industrial Paper Packaging	October 1, 2023	October 2, 2022	Change

Net sales	$580	$661	(12)%
Segment operating profit	$75	$82	(8)%
Segment operating profit margin	13%	12%
Segment Adjusted EBITDA[1]	$105	$109	(4)%
Segment Adjusted EBITDA margin[1]	18%	16%

•Industrial net sales decreased 12% to $580 million due to volume and mix weakness in global demand for paper and converted paper products as well as the absence of sales related to businesses divested earlier in the year, which was partially offset by the benefit related to the acquisition of RTS Packaging and the Chattanooga paper mill during the quarter.
•Strong execution in commercial and operational excellence resulted in operating profit margin of 13% and Adjusted EBITDA margin of 18%.

	Three Months Ended
All Other	October 1, 2023	October 2, 2022	Change

Net sales	$192	$198	(3)%
Operating profit	$26	$15	66%
Operating profit margin	14%	8%
Adjusted EBITDA[1]	$32	$22	47%
Adjusted EBITDA margin[1]	17%	11%

•Net sales declined 3% as strategic pricing actions were more than offset by volume and mix declines.
•Operating profit and Adjusted EBITDA improved by 66% and 47%, respectively, primarily due to positive strategic pricing and strong productivity more than offsetting lower volumes.

1Segment and All Other Adjusted EBITDA and Adjusted EBITDA margin are non-GAAP financial measures. See the Company’s reconciliations of these non-GAAP financial measures to the most directly comparable GAAP financial measures later in this release.
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Sonoco Reports Third Quarter 2023 Results - Page 4

Balance Sheet and Cash Flow Highlights

•Cash and cash equivalents were $258 million as of October 1, 2023, compared to $227 million as of December 31, 2022.
•Total debt was $3,255 million as of October 1, 2023, an increase of $33 million from December 31, 2022.
•On October 1, 2023, the Company had available liquidity of $1,158 million, including the undrawn availability under its revolving credit facilities.
•Cash flow from operating activities for the first nine months of 2023 was $617 million, compared to $322 million in the same period of 2022.
•Capital expenditures, net of proceeds from sales of fixed assets, for the first nine months of 2023 were $182 million, compared to $231 million in the same period last year. Capital expenditures were $255 million and net proceeds from the sale of our timberland properties were $73 million for the first nine months of 2023.
•Free cash flow for the first nine months of 2023 was $435 million. See the Company’s definition of free cash flow, the explanation as to why it is used, and the reconciliation to net cash provided by operating activities later in this release.
•Dividends paid during the nine months ended October 1, 2023 increased to $147 million compared to $139 million for the same period of the prior year.

Guidance(1)
Fourth Quarter 2023
•Adjusted EPS(2): $1.01 to $1.16

Full Year 2023
•Adjusted EPS(2): $5.25 to $5.40
•Cash flow from operating activities: $850 million to $900 million
•Free cash flow(3): $600 million to $690 million
•Adjusted EBITDA: $1.05 billion to $1.08 billion

Sonoco’s President and CEO, Howard Coker, “For the fourth quarter, we expect seasonally lower demand volumes and unfavorable index-based pricing impacts. We are raising full year Adjusted EPS and Adjusted Earnings guidance based on year-to-date results and our fourth quarter guidance. Additionally, we are expecting full year operating cash flow to be $850 - $900 million and free cash flow to be $600 - $690 million based on lower operating cash flow and lower capital expenses. We remain focused on supporting our customers, managing expenses, and continuous improvement programs as we exit the year.”
(1) Although the Company believes the assumptions reflected in the range of guidance are reasonable, given the uncertainty regarding the future performance of the overall economy, the effects of inflation, the continued challenges in global supply chains, potential changes in raw material prices, other costs, and the Company’s effective tax rate, as well as other risks and uncertainties, including those described below, actual results could vary substantially. Further information can be found in the section entitled “Forward-looking Statements” in this release.

(2) Fourth quarter and full-year 2023 GAAP guidance are not provided in this release due to the likely occurrence of one or more of the following, the timing and magnitude of which we are unable to reliably forecast without unreasonable efforts: restructuring costs and restructuring-related impairment charges, acquisition/divestiture-related costs, gains or losses on the sale of businesses or other, and the income tax effects of these items and/or other income tax-related events. These items could have a significant impact on the Company’s future GAAP financial results. Accordingly, a quantitative reconciliation of Adjusted EPS guidance has been omitted in reliance on the exception provided by Item 10 of Regulation S-K.

(3) See reconciliation of projected cash flow from operating activities to projected free cash flow later in this release.

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Sonoco Reports Third Quarter 2023 Results - Page 5
Conference Call Webcast
Management will host a conference call and webcast to further discuss these results beginning at 8:30 am EDT, Wednesday, November 1, 2023. The live conference call and a corresponding presentation can be accessed via the Company’s Investor Relations website at https://investor.sonoco.com. To listen via telephone, please register in advance at https://register.vevent.com/register/BIe853f98da6424ee88b9a95e5c4b84e7c. Upon registration, all telephone participants will receive the dial-in number along with a unique PIN number that can be used to access the call. A replay of the conference call and webcast will be archived on the Company’s Investor Relations website for at least 30 days.

Contact Information:
Lisa Weeks
Vice President of Investor Relations & Communications
lisa.weeks@sonoco.com
843-383-7524
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Sonoco Reports Third Quarter 2023 Results - Page 6
About Sonoco
Founded in 1899, Sonoco (NYSE:SON) is a global provider of packaging products. With net sales of approximately $7.3 billion in 2022, the Company has approximately 22,000 employees working in more than 320 operations around the world, serving some of the world’s best-known brands. With our corporate purpose of Better Packaging. Better Life., Sonoco is committed to creating sustainable products, and a better world, for our customers, employees and communities. The Company ranked first in the Packaging sector on Fortune’s World’s Most Admired Companies for 2022 and was also included in Barron’s 100 Most Sustainable Companies for the fourth consecutive year. For more information on the Company, visit our website at www.sonoco.com.
Forward-looking Statements
Statements included herein that are not historical in nature, are intended to be, and are hereby identified as “forward-looking statements” for purposes of the safe harbor provided by Section 21E of the Securities Exchange Act of 1934, as amended. In addition, the Company and its representatives may from time to time make other oral or written statements that are also “forward-looking statements.” Words such as “anticipate,” “assume,” “believe,” “committed,” “consider,” “continue,” “could,” “estimate,” “expect,” “forecast,” “future,” “goal,” “guidance,” “intend,” “likely,” “may,” “might,” “objective,” “outlook,” “plan,” “potential,” “project,” “seek,” “strategy,” “will,” or the negative thereof, and similar expressions identify forward-looking statements.

Forward-looking statements in this communication include statements regarding, but not limited to: the Company’s future operating and financial performance, including fourth quarter and full-year 2023 outlook; the Company’s ability to support its customers and manage expenses; opportunities for operational improvements; pricing, customer demand and volume outlook; expected benefits from and integration efforts related to acquisitions and divestitures; the effectiveness of the Company’s strategy; the effects of the macroeconomic environment and inflation on the Company and its customers; and outcomes of certain tax issues and tax rates.

Such forward-looking statements are based on current expectations, estimates and projections about our industry, management’s beliefs and certain assumptions made by management. Such information includes, without limitation, discussions as to guidance and other estimates, perceived opportunities, expectations, beliefs, plans, strategies, goals and objectives concerning our future financial and operating performance. These statements are not guarantees of future performance and are subject to certain risks, uncertainties and assumptions that are difficult to predict.

Therefore, actual results may differ materially from those expressed or forecasted in such forward-looking statements. The risks, uncertainties and assumptions include, without limitation, those related to: the Company’s ability to achieve the benefits it expects from acquisitions and divestitures; the Company’s ability to execute on its strategy, including with respect to acquisitions (and integrations thereof), divestitures, cost management, restructuring and capital expenditures, and achieve the benefits it expects therefrom; the operation of new manufacturing capabilities; the Company’s ability to achieve anticipated cost and energy savings; the availability and pricing of raw materials, energy and transportation, including the impact of potential changes in tariffs and escalating trade wars, and the Company’s ability to pass raw material, energy and transportation price increases and surcharges through to customers or otherwise manage these pricing risks; the costs of labor; the effects of inflation, fluctuations in consumer demand, volume softness, customer destocking and other macroeconomic factors on the Company and the industries in which it operates and that it serves; the Company’s ability to meet its goals relating to sustainability and reduction of greenhouse gas emissions; the Company’s ability to return cash to shareholders and create long-term value; and the other risks, uncertainties and assumptions discussed in the Company’s filings with the Securities and Exchange Commission, including its most recent reports on Forms 10-K and 10-Q, particularly under the heading “Risk Factors.” The Company undertakes no obligation to publicly update or revise forward-looking statements, whether as a result of new information, future events or otherwise. In light of these risks, uncertainties and assumptions, the forward-looking events discussed herein might not occur.

References to our Website Address

References to our website address and domain names throughout this release are for informational purposes only, or to fulfill specific disclosure requirements of the Securities and Exchange Commission’s rules or the New York Stock Exchange Listing Standards. These references are not intended to, and do not, incorporate the contents of our website by reference into this release.
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Sonoco Reports Third Quarter 2023 Results - Page 7

CONDENSED CONSOLIDATED STATEMENTS OF INCOME (Unaudited)
(Dollars and shares in thousands except per share)

	Three Months Ended		Nine Months Ended
	October 1, 2023	October 2, 2022	October 1, 2023	October 2, 2022

Net sales	$1,710,419	$1,890,216	$5,145,492	$5,574,530
Cost of sales	1,346,163	1,523,070	4,049,490	4,448,818
Gross profit	364,256	367,146	1,096,002	1,125,712
Selling, general, and administrative expenses	182,672	164,552	541,421	533,875
Restructuring/Asset impairment charges	18,110	20,652	52,981	43,357
(Loss)/Gain on divestiture of business and other assets	(537)	—	78,844	—
Operating profit	162,937	181,942	580,444	548,480
Other income, net	36,943	—	36,943	—
Non-operating pension costs	3,424	1,249	10,424	4,251
Net interest expense	29,674	25,566	94,684	67,792
Income before income taxes	166,782	155,127	512,279	476,437
Provision for income taxes	39,351	36,824	127,003	116,712
Income before equity in earnings of affiliates	127,431	118,303	385,276	359,725
Equity in earnings of affiliates, net of tax	3,627	4,199	8,795	10,151
Net income	131,058	122,502	394,071	369,876
Net income attributable to noncontrolling interests	(309)	(273)	(354)	(642)
Net income attributable to Sonoco	$130,749	$122,229	$393,717	$369,234

Weighted average common shares outstanding – diluted	98,912	98,762	98,800	98,669

Diluted earnings per common share	$1.32	$1.24	$3.98	$3.74
Dividends per common share	$0.51	$0.49	$1.51	$1.43

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Sonoco Reports Third Quarter 2023 Results - Page 8

FINANCIAL SEGMENT INFORMATION (Unaudited)
(Dollars in thousands)

	Three Months Ended		Nine Months Ended
	October 1, 2023	October 2, 2022	October 1, 2023	October 2, 2022
Net sales:
Consumer Packaging	$938,407	$1,030,549	$2,771,290	$2,888,630
Industrial Paper Packaging	580,035	661,452	1,781,033	2,087,981
All Other	191,977	198,215	593,169	597,919
Net sales	$1,710,419	$1,890,216	$5,145,492	$5,574,530

Operating profit:
Consumer Packaging	$112,038	$127,859	$299,083	$440,889
Industrial Paper Packaging	75,006	81,859	256,413	248,721
All Other	25,502	15,373	81,409	46,426
Corporate
Restructuring/Asset impairment charges	(18,110)	(20,652)	(52,981)	(43,357)
Amortization of acquisition intangibles	(21,379)	(20,690)	(63,082)	(60,361)
Other operating income/(charges), net	(10,120)	(1,807)	59,602	(83,838)
Operating profit	$162,937	$181,942	$580,444	$548,480

CONDENSED CONSOLIDATED STATEMENT OF CASH FLOWS (Unaudited)
(Dollars in thousands)

	Nine Months Ended
	October 1, 2023	October 2, 2022

Net income	$394,071	$369,876
Net (gains)/losses on asset impairments, disposition of assets and divestiture of business and other assets	(87,770)	13,679
Depreciation, depletion and amortization	249,387	231,095
Pension and postretirement plan (contributions), net of non-cash expense	2,368	(26,597)
Changes in working capital	67,335	(317,010)
Changes in tax accounts	(4,902)	42,748
Other operating activity	(3,612)	8,264
Net cash provided by operating activities	616,877	322,055

Purchases of property, plant and equipment, net	(182,137)	(230,732)
Proceeds from the sale of business, net	31,147	—
Cost of acquisitions, net of cash acquired	(313,362)	(1,337,704)
Net debt (repayments)/ borrowings	27,088	1,445,194
Cash dividends	(147,477)	(139,289)
Payments for share repurchases	(10,605)	(4,056)
Other, including effects of exchange rates on cash	8,971	(29,734)
Purchase of noncontrolling interest	—	(14,474)
Net increase in cash and cash equivalents	30,502	11,260
Cash and cash equivalents at beginning of period	227,438	170,978
Cash and cash equivalents at end of period	$257,940	$182,238

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Sonoco Reports Third Quarter 2023 Results - Page 9

CONDENSED CONSOLIDATED BALANCE SHEETS (Unaudited)
(Dollars in thousands)
	October 1, 2023	December 31, 2022
Assets
Current Assets:
Cash and cash equivalents	$257,940	$227,438
Trade accounts receivable, net of allowances	964,054	862,712
Other receivables	100,772	99,492
Inventories	826,032	1,095,558
Prepaid expenses	91,090	76,054
	2,239,888	2,361,254
Property, plant and equipment, net	1,826,230	1,710,399
Right of use asset-operating leases	311,642	296,781
Goodwill	1,762,411	1,675,311
Other intangible assets, net	873,518	741,598
Other assets	256,310	267,597
	$7,269,999	$7,052,940
Liabilities and Shareholders’ Equity
Current Liabilities:
Payable to suppliers and other payables	$1,116,485	$1,224,556
Notes payable and current portion of long-term debt	42,279	502,440
Accrued taxes	26,435	16,905
	1,185,199	1,743,901
Long-term debt, net of current portion	3,212,454	2,719,783
Noncurrent operating lease liabilities	262,667	250,994
Pension and other postretirement benefits	131,668	120,084
Deferred income taxes and other	138,856	145,381
Total equity	2,339,155	2,072,797
	$7,269,999	$7,052,940

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Sonoco Reports Third Quarter 2023 Results - Page 10
Definition and Reconciliation of Non-GAAP Financial Measures
The Company’s results determined in accordance with U.S. generally accepted accounting principles (“GAAP”) are referred to as “as reported” or “GAAP” results. The Company uses certain financial performance measures, both internally and externally, that are not in conformity with GAAP (“non-GAAP financial measures”) to assess and communicate the financial performance of the Company. These non-GAAP financial measures reflect the Company’s GAAP operating results adjusted to remove amounts (including the associated tax effects) relating to:
•restructuring/asset impairment charges1;
•acquisition, integration, and divestiture-related costs;
•gains or losses from the divestiture of businesses and other assets;
•losses from the early extinguishment of debt;
•non-operating pension costs;
•amortization expense on acquisition intangibles;
•changes in last-in, first-out (“LIFO”) inventory reserves;
•certain income tax events and adjustments;
•derivative gains/losses;
•other non-operating income and losses; and
•certain other items, if any.

1 Restructuring/asset impairment charges are a recurring item as Sonoco’s restructuring programs usually require several years to fully implement and the Company is continually seeking to take actions that could enhance its efficiency. Although recurring, these charges are subject to significant fluctuations from period to period due to the varying levels of restructuring activity, the inherent imprecision in the estimates used to recognize the impairment of assets, and the wide variety of costs and taxes associated with severance and termination benefits in the countries in which the restructuring actions occur.

The Company’s management believes the exclusion of these items improves the period-to-period comparability and analysis of the underlying financial performance of the business. Non-GAAP figures previously identified by the term “Base” are now identified using the term “Adjusted,” for example “Adjusted Operating Profit,” “Adjusted Net Income,” and “Adjusted EPS.”

In addition to the “Adjusted” results described above, the Company also uses Adjusted EBITDA and Adjusted EBITDA Margin. Adjusted EBITDA is defined as net income excluding the following: interest expense; interest income; provision for income taxes; depreciation, depletion and amortization expense; non-operating pension costs; net income attributable to noncontrolling interests; restructuring/asset impairment charges; changes in LIFO inventory reserves; gains/losses from the divestiture of businesses and other assets; acquisition, integration and divestiture-related costs; derivative gains/losses; and other non-GAAP adjustments, if any, that may arise from time to time. Adjusted EBITDA Margin is defined as Adjusted EBITDA divided by net sales.

The Company’s non-GAAP financial measures are not calculated in accordance with, nor are they an alternative for, measures conforming to generally accepted accounting principles, and they may be different from non-GAAP financial measures used by other companies. In addition, these non-GAAP financial measures are not based on any comprehensive set of accounting rules or principles.

The Company presents these non-GAAP financial measures to provide investors with information to evaluate Sonoco’s operating results in a manner similar to how management evaluates business performance. The Company consistently applies its non-GAAP financial measures presented herein and uses them for internal planning and forecasting purposes, to evaluate its ongoing operations, and to evaluate the ultimate performance of management and each business unit against plans/forecasts. In addition, these same non-GAAP financial measures are used in determining incentive compensation for the entire management team and in providing earnings guidance to the investing community.

Material limitations associated with the use of such measures include that they do not reflect all period costs included in operating expenses and may not be comparable with similarly named financial measures of other companies. Furthermore, the calculations of these non-GAAP financial measures are based on subjective
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Sonoco Reports Third Quarter 2023 Results - Page 11
determinations of management regarding the nature and classification of events and circumstances that the investor may find material and view differently.

To compensate for any limitations in such non-GAAP financial measures, management believes that it is useful in evaluating the Company’s results to review both GAAP information, which includes all of the items impacting financial results, and the related non-GAAP financial measures that exclude certain elements, as described above. Further, Sonoco management does not, nor does it suggest that investors should, consider any non-GAAP financial measures in isolation from, or as a substitute for, financial information prepared in accordance with GAAP. Whenever reviewing a non-GAAP financial measure, investors are encouraged to review the related reconciliation to understand how it differs from the most directly comparable GAAP measure.

Whenever Sonoco uses a non-GAAP financial measure it provides a reconciliation of the non-GAAP financial measure to the most directly comparable GAAP financial measure. Investors are encouraged to review and consider these reconciliations. See “Guidance” above for more information regarding the Company’s guidance.

Adjusted Operating Profit, Adjusted Income Before Income Taxes, Adjusted Provision for Income Taxes, Adjusted Net Income Attributable to Sonoco and Adjusted Diluted EPS

The following tables reconcile the Company’s non-GAAP financial measures to their most directly comparable GAAP financial measures for each of the periods presented:

	For the three-month period ended October 1, 2023
Dollars in thousands, except per share data	Operating Profit	Income Before Income Taxes	Provision for Income Taxes	Net Income Attributable to Sonoco	Diluted EPS
As Reported	$162,937	$166,782	$39,351	$130,749	$1.32
Acquisition, integration and divestiture-related costs	12,472	12,472	1,979	10,493	0.10
Changes in LIFO inventory reserves	(3,186)	(3,186)	(816)	(2,370)	(0.02)
Amortization of acquisition intangibles	21,379	21,379	5,197	16,182	0.16
Restructuring/Asset impairment charges	18,110	18,110	4,385	13,974	0.14
Loss on divestiture of business and other assets	537	537	125	412	—
Other income, net	—	(36,943)	(8,929)	(28,014)	(0.28)
Non-operating pension costs	—	3,424	852	2,572	0.03
Net gain from derivatives	(3,310)	(3,310)	(830)	(2,480)	(0.03)
Other adjustments	3,607	3,607	252	3,355	0.04
Total adjustments	$49,609	$16,090	$2,215	$14,124	$0.14
Adjusted	$212,546	$182,872	$41,566	$144,873	$1.46
Due to rounding, individual items may not sum appropriately.

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Sonoco Reports Third Quarter 2023 Results - Page 12

	For the three-month period ended October 2, 2022
Dollars in thousands, except per share data	Operating Profit	Income Before Income Taxes	Provision for Income Taxes	Net Income Attributable to Sonoco	Diluted EPS
As Reported	$181,942	$155,127	$36,824	$122,229	$1.24
Acquisition, integration and divestiture-related costs	2,022	2,022	765	1,257	0.01
Changes in LIFO inventory reserves	(302)	(302)	—	(302)	—
Amortization of acquisition intangibles	20,690	20,690	4,938	15,752	0.16
Restructuring/Asset impairment charges	20,652	20,652	4,862	15,976	0.16
Non-operating pension costs	—	1,249	340	909	0.01
Net loss from derivatives	1,478	1,478	378	1,100	0.01
Other adjustments	(1,391)	(1,391)	(2,015)	624	0.01
Total adjustments	$43,149	$44,398	$9,268	$35,316	$0.36
Adjusted	$225,091	$199,525	$46,092	$157,545	$1.60
Due to rounding, individual items may not sum appropriately.

	For the nine-month period ended October 1, 2023
Dollars in thousands, except per share data	Operating Profit	Income Before Income Taxes	Provision for Income Taxes	Net Income Attributable to Sonoco	Diluted EPS
As Reported	$580,444	$512,279	$127,003	$393,717	$3.98
Acquisition, integration and divestiture-related costs	22,192	22,192	4,249	17,943	0.18
Changes in LIFO inventory reserves	(10,186)	(10,186)	(2,564)	(7,622)	(0.08)
Amortization of acquisition intangibles	63,082	63,082	15,312	47,770	0.48
Restructuring/Asset impairment charges	52,981	52,981	12,344	40,658	0.41
Gain on divestiture of business and other assets	(78,844)	(78,844)	(18,823)	(60,021)	(0.61)
Other income, net	—	(36,943)	(8,929)	(28,014)	(0.28)
Non-operating pension costs	—	10,424	2,589	7,835	0.08
Net gain from derivatives	(1,513)	(1,513)	(381)	(1,132)	(0.01)
Other adjustments	8,750	8,750	1,423	7,327	0.09
Total adjustments	$56,462	$29,943	$5,220	$24,744	$0.26
Adjusted	$636,906	$542,222	$132,223	$418,461	$4.24
Due to rounding, individual items may not sum appropriately.

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Sonoco Reports Third Quarter 2023 Results - Page 13

	For the nine-month period ended October 2, 2022
Dollars in thousands, except per share data	Operating Profit	Income Before Income Taxes	Provision for Income Taxes	Net Income Attributable to Sonoco	Diluted EPS
As Reported	$548,480	$476,437	$116,712	$369,234	$3.74
Acquisition, integration and divestiture-related costs	62,655	62,655	15,529	47,126	0.48
Changes in LIFO inventory reserves	25,088	25,088	6,396	18,692	0.19
Amortization of acquisition intangibles	60,361	60,361	14,666	45,695	0.46
Restructuring/Asset impairment charges	43,357	43,357	7,339	36,304	0.37
Non-operating pension costs	—	4,251	1,184	3,067	0.03
Net gain from derivatives	(2,316)	(2,316)	(578)	(1,738)	(0.02)
Other adjustments	(1,589)	(1,725)	2,605	(4,330)	(0.04)
Total adjustments	$187,556	$191,671	$47,141	$144,816	$1.47
Adjusted	$736,036	$668,108	$163,853	$514,050	$5.21
Due to rounding, individual items may not sum appropriately.

Adjusted EBITDA and Adjusted EBITDA Margin
	Three Months Ended
Dollars in thousands	October 1, 2023	October 2, 2022

Net income attributable to Sonoco	$130,749	$122,229
Adjustments:
Interest expense	32,847	26,714
Interest income	(3,173)	(1,148)
Provision for income taxes	39,351	36,824
Depreciation, depletion, and amortization	85,570	79,151
Non-operating pension costs	3,424	1,249
Net income attributable to noncontrolling interests	309	273
Restructuring/Asset impairment charges	18,110	20,652
Changes in LIFO inventory reserves	(3,186)	(302)
Loss on divestiture of business and other assets	537	—
Acquisition, integration and divestiture-related costs	12,472	2,022
Other income, net	(36,943)	—
Net (gain)/loss from derivatives	(3,310)	1,478
Other non-GAAP adjustments	3,607	(1,391)
Adjusted EBITDA	$280,364	$287,751

Net Sales	$1,710,419	$1,890,216
Net Income Margin	7.6%	6.5%
Adjusted EBITDA Margin	16.4%	15.2%
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Sonoco Reports Third Quarter 2023 Results - Page 14
Segment results viewed by the Company’s management to evaluate segment performance do not include restructuring/asset impairment charges, amortization of acquisition intangibles, acquisition, integration, and divestiture-related costs, changes in LIFO inventory reserves, gains/losses from the sale of businesses and other assets, or certain other items, if any, the exclusion of which the Company believes improves the comparability and analysis of the ongoing operating performance of the business. Accordingly, the term “segment operating profit” is defined as the segment’s portion of “operating profit” excluding those items. All other general corporate expenses have been allocated as operating costs to each of the Company’s reportable segments and All Other.

The Company does not calculate net income by segment; therefore, Segment Adjusted EBITDA is reconciled to the closest GAAP measure of segment profitability, Segment Operating Profit, which is the measure of segment profit or loss in accordance with Accounting Standards Codification 280 - Segment Reporting, as prescribed by the Financial Accounting Standards Board.

Segment Adjusted EBITDA and All Other Adjusted EBITDA Reconciliation
For the Three Months Ended October 1, 2023
Dollars in thousands	Consumer Packaging segment	Industrial Paper Packaging segment	All Other	Corporate	Total
Segment and Total Operating Profit	$112,038	$75,006	$25,502	$(49,609)	$162,937
Adjustments:
Depreciation, depletion and amortization[1]	31,401	26,558	6,232	21,379	85,570
Equity in earnings of affiliates, net of tax	284	3,343	—	—	3,627
Restructuring/Asset impairment charges[2]	—	—	—	18,110	18,110
Changes in LIFO inventory reserves[3]	—	—	—	(3,186)	(3,186)
Acquisition, integration and divestiture-related costs[4]	—	—	—	12,472	12,472
Loss from divestiture of business and other assets	—	—	—	537	537
Net gains from derivatives[5]	—	—	—	(3,310)	(3,310)
Other non-GAAP adjustments	—	—	—	3,607	3,607
Segment Adjusted EBITDA	$143,723	$104,907	$31,734	$—	$280,364

Net Sales	$938,407	$580,035	$191,977
Segment Operating Profit Margin	11.9%	12.9%	13.3%
Segment Adjusted EBITDA Margin	15.3%	18.1%	16.5%

1 Included in Corporate is the amortization of acquisition intangibles associated with the Consumer segment of $14,197, the Industrial segment of $3,414, and All Other of $3,768.
2 Included in Corporate are restructuring/asset impairment charges associated with the Consumer segment of $8,288, the Industrial segment of $6,430, and All Other of $1,766.
3 Included in Corporate are changes in LIFO inventory reserves associated with the Consumer segment of $(3,325) and the Industrial segment of $139.
4 Included in Corporate are acquisition, integration and divestiture-related costs associated with the Consumer segment of $410 and the Industrial segment of $5,046.
5 Included in Corporate are net gains on derivatives associated with the Consumer segment of $(468), the Industrial segment of $(2,178), and All Other of $(664).

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Sonoco Reports Third Quarter 2023 Results - Page 15

Segment Adjusted EBITDA and All Other Adjusted EBITDA Reconciliation
For the Three Months Ended October 2, 2022
Dollars in thousands	Consumer Packaging segment	Industrial Paper Packaging segment	All Other	Corporate	Total
Segment and Total Operating Profit	$127,859	$81,859	$15,373	$(43,149)	$181,942
Adjustments:
Depreciation, depletion, and amortization[1]	29,102	23,164	6,195	20,690	79,151
Equity in earnings of affiliates, net of tax	359	3,840	—	—	4,199
Restructuring/Asset impairment charges[2]	—	—	—	20,652	20,652
Changes in LIFO inventory reserves[3]	—	—	—	(302)	(302)
Acquisition, integration and divestiture-related costs[4]	—	—	—	2,022	2,022
Net losses from derivatives[5]	—	—	—	1,478	1,478
Other non-GAAP adjustments	—	—	—	(1,391)	(1,391)
Segment Adjusted EBITDA	$157,320	$108,863	$21,568	$—	$287,751

Net Sales	$1,030,549	$661,452	$198,215
Segment Operating Profit Margin	12.4%	12.4%	7.8%
Segment Adjusted EBITDA Margin	15.3%	16.5%	10.9%

1 Included in Corporate is amortization of acquisition intangibles associated with the Consumer segment of $14,326, the Industrial segment of $1,973, and All Other of $4,392.
2 Included in Corporate are restructuring/asset impairment charges associated with the Consumer segment of $4,350, the Industrial segment of $7,674, and All Other of $18.
3 Included in Corporate are changes in LIFO inventory reserves associated with the Consumer segment of $(1,653) and the Industrial segment of $1,351.
4 Included in Corporate are acquisition, integration and divestiture-related costs associated with the Consumer segment of $855 and the Industrial segment of $800.
5 Included in Corporate are net losses on derivatives associated with the Consumer segment of $203, the Industrial segment of $986, and All Other of $289.

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Sonoco Reports Third Quarter 2023 Results - Page 16

Adjusted EBITDA and Adjusted EBITDA Margin
	Nine Months Ended
Dollars in thousands	October 1, 2023	October 2, 2022

Net income attributable to Sonoco	$393,717	$369,233
Adjustments:
Interest expense	101,363	71,242
Interest income	(6,679)	(3,450)
Provision for income taxes	127,003	116,712
Depreciation, depletion, and amortization	249,387	231,095
Non-operating pension costs	10,424	4,251
Net income attributable to noncontrolling interests	354	642
Restructuring/Asset impairment charges	52,981	43,357
Changes in LIFO inventory reserves	(10,186)	25,088
Gain from divestiture of business and other assets	(78,844)	—
Acquisition, integration and divestiture-related costs	22,192	62,655
Other income, net	(36,943)	—
Net gain from derivatives	(1,514)	(2,316)
Other non-GAAP adjustments	8,750	(1,589)
Adjusted EBITDA	$832,005	$916,920

Net Sales	$5,145,492	$5,574,530
Net Income Margin	7.7%	6.6%
Adjusted EBITDA Margin	16.2%	16.4%

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Sonoco Reports Third Quarter 2023 Results - Page 17
The following tables reconcile Segment and Total Operating Profit, the closest GAAP measure of profitability, to Segment Adjusted EBITDA.

Segment Adjusted EBITDA and All Other Adjusted EBITDA Reconciliation
For the Nine Months Ended October 1, 2023
Dollars in thousands	Consumer Packaging segment	Industrial Paper Packaging segment	All Other	Corporate	Total
Segment and Total Operating Profit	$299,083	$256,413	$81,409	$(56,461)	$580,444
Adjustments:
Depreciation, depletion and amortization[1]	91,395	76,444	18,466	63,082	249,387
Equity in earnings of affiliates, net of tax	493	8,302	—	—	8,795
Restructuring/Asset impairment charges[2]	—	—	—	52,981	52,981
Changes in LIFO inventory reserves[3]	—	—	—	(10,186)	(10,186)
Acquisition, integration and divestiture-related costs[4]	—	—	—	22,192	22,192
Gains from divestiture of business and other assets[5]	—	—	—	(78,844)	(78,844)
Net gains from derivatives[6]	—	—	—	(1,514)	(1,514)
Other non-GAAP adjustments	—	—	—	8,750	8,750
Segment Adjusted EBITDA	$390,971	$341,159	$99,875	$—	$832,005

Net Sales	$2,771,290	$1,781,033	$593,169
Segment Operating Profit Margin	10.8%	14.4%	13.7%
Segment Adjusted EBITDA Margin	14.1%	19.2%	16.8%

1 Included in Corporate is the amortization of acquisition intangibles associated with the Consumer segment of $42,829, the Industrial segment of $8,913, and All Other of $11,340.
2 Included in Corporate are restructuring/asset impairment charges associated with the Consumer segment of $11,792, the Industrial segment of $32,961, and All Other of $5,875.
3 Included in Corporate are changes in LIFO inventory reserves associated with the Consumer segment of $(9,428) and the Industrial segment of $(758).
4 Included in Corporate are acquisition, integration and divestiture-related costs associated with the Consumer segment of $1,302 and the Industrial segment of $5,394.
5 Included in Corporate are gains from the divestiture of business and other assets associated with the sale of the Company’s timberland properties in the amount of $(60,945), the sale of its S3 business of in the amount of $(11,065), and the sale of its U.S. BulkSak businesses of $(6,834).
6 Included in Corporate are gains on derivatives associated with the Consumer segment of $(194), the Industrial segment of $(1,045), and All Other of $(275).

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Sonoco Reports Third Quarter 2023 Results - Page 18

Segment Adjusted EBITDA and All Other Adjusted EBITDA Reconciliation
For the Nine Months Ended October 2, 2022
Dollars in thousands	Consumer Packaging segment	Industrial Paper Packaging segment	All Other	Corporate	Total
Segment and Total Operating Profit	$440,889	$248,721	$46,426	$(187,556)	$548,480
Adjustments:
Depreciation, depletion, and amortization[1]	83,161	68,941	18,631	60,361	231,094
Equity in earnings of affiliates, net of tax	368	9,783	—	—	10,151
Restructuring/Asset impairment charges[2]	—	—	—	43,357	43,357
Changes in LIFO inventory reserves[3]	—	—	—	25,088	25,088
Acquisition, integration and divestiture-related costs[4]	—	—	—	62,655	62,655
Net gains from derivatives[5]	—	—	—	(2,316)	(2,316)
Other non-GAAP adjustments	—	—	—	(1,589)	(1,589)
Segment Adjusted EBITDA	$524,418	$327,445	$65,057	$—	$916,920

Net Sales	$2,888,630	$2,087,981	$597,919
Segment Operating Profit Margin	15.3%	11.9%	7.8%
Segment Adjusted EBITDA Margin	18.2%	15.7%	10.9%

1 Included in Corporate is the amortization of acquisition intangibles associated with the Consumer segment of $40,938, the Industrial segment of $6,098, and All Other of $13,325.
2 Included in Corporate are restructuring/asset impairment charges associated with the Consumer segment of $9,459, the Industrial segment of $19,194, and All Other of $(399).
3 Included in Corporate are changes in LIFO inventory reserves associated with the Consumer segment of $22,589 and the Industrial segment of $2,499.
4 Included in Corporate are acquisition, integration and divestiture-related costs associated with the Consumer segment of $38,039 and the Industrial segment of $1,866.
5 Included in Corporate are net gains on derivatives associated with the Consumer segment of $(347), the Industrial segment of $(1,477), and All Other of $(492).
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Sonoco Reports Third Quarter 2023 Results - Page 19

Free Cash Flow
The Company uses the non-GAAP financial measure of “free cash flow,” which it defines as cash flow from operations minus net capital expenditures. Net capital expenditures are defined as capital expenditures minus proceeds from the disposition of capital assets. Free cash flow may not represent the amount of cash flow available for general discretionary use because it excludes non-discretionary expenditures, such as mandatory debt repayments and required settlements of recorded and/or contingent liabilities not reflected in cash flow from operations.

	Nine Months Ended
FREE CASH FLOW	October 1, 2023	October 2, 2022

Net cash provided by operating activities	$616,877	$322,055
Purchase of property, plant and equipment, net	(182,137)	(230,732)
Free Cash Flow	$434,740	$91,323

	Year Ended
	Estimated Low End	Estimated High End
FREE CASH FLOW	December 31, 2023	December 31, 2023
Net cash provided by operating activities	$850,000	$900,000
Purchase of property, plant and equipment, net	(250,000)	(210,000)
Free Cash Flow	$600,000	$690,000

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